SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 10, 2011 (May 9, 2011)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)      In accordance with the terms of the Company’s 2008 Plan, on May 3, 2011, the Company determined to grant on May 9, 2011, to certain employees of the Company options to purchase an aggregate of 500,000 shares of the Company’s common stock.  The exercise price for these options was to be equal to the VWAP (Volume Weighted Average Price) market price for the Company’s common stock on May 9, 2011.  The options become exercisable evenly on the second and third anniversaries of the effective date of the grant.  Each option granted will expire and terminate, if not exercised sooner, upon the earlier to occur of (a) 30 days after termination of the employee’s employment with the Company or (b) the fifth anniversary of the effective date of grant.  The following table identifies the portions of these options issued to officers of the Company.

Name of Executive Officer	Number of Shares of Common Stock Options	Exercise Price of Stock Option	Expiration Date of Stock Option	Vesting Date of Stock Option
Richard Bruce - Vice President of Operations	50,000	$0.537	5/9/2016	5/9/2013
	50,000	$0.537	5/9/2016	5/9/2014
Richard J. Larkin – Chief Financial Officer	75,000	$0.537	5/9/2016	5/9/2013
	75,000	$0.537	5/9/2016	5/9/2014
Tom Ippolito - Vice President of Regulatory Affairs, QA & QC	62,500	$0.537	5/9/2016	5/9/2013
	62,500	$0.537	5/9/2016	5/9/2014

These issuances were registered on Form S-8 filed with the SEC on June 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

May 10, 2011                                                                            Chembio Diagnostics, Inc.

    By:    /s/ Lawrence A. Siebert
    Lawrence A. Siebert
    Chief Executive Officer